UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2117 SW Highway 484, Ocala, Florida		34473
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(352) 448-7797

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 9, 2026, AIM ImmunoTech Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell to such investors in a registered direct offering 2,554,119 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, at an offering price of $0.5189 per share (such registered direct offering, the “Registered Offering”).

Pursuant to the Purchase Agreement, the Company also agreed to issue and sell to such Investors, in a concurrent private placement, 771,503 shares of Common Stock at a per share price of $0.5189 (the “Unregistered Shares”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,782,616 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.001, and Class J warrants (the “Class J Warrants”) to purchase up to 10,216,476 shares of Common Stock (the “Class J Warrant Shares”), at an exercise price of $0.5189 per share. The Pre-Funded Warrants are immediately exercisable and do not expire until exercised in full. The Class J Warrants will become exercisable beginning on the effective date of stockholder approval of the issuance of the Class J Warrant Shares underlying the Class J Warrants (such date, the “Stockholder Approval Date”), and will expire five years after the Stockholder Approval Date.

The gross proceeds to the Company from the Registered Offering are expected to be approximately $1.3 million, before deducting offering expenses payable by the Company. In addition, if the holders of the Pre-Funded Warrants and Class J Warrants exercise such warrants in full for cash, the Company would receive additional gross proceeds of approximately $5.3 million. However, the Company cannot predict when or if the Pre-Funded Warrants or Class J Warrants will be exercised for cash or exercised at all. The Pre-Funded Warrants and Class J Warrants are exercisable on a cashless basis if, at the time of exercise, there is no effective registration statement registering, or no prospectus contained therein is available for, the resale of the Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants and Class J Warrant Shares issuable upon exercise of the Class J Warrants.

The Registered Offering and concurrent private placement (collectively, the “Offerings”) are expected to close on or about June 10, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-286319), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 3, 2025, and the base prospectus contained therein, and a prospectus supplement thereto that will be filed by the Company with the SEC.

The Company has agreed to file a registration statement on Form S-1 providing for the resale of the Unregistered Shares, Pre-Funded Warrant Shares, and Class J Warrant Shares within ten calendar days of the Closing Date and to use commercially reasonable efforts to cause such registration statement to become effective within 60 days (or 90 days in the event of a “full review” by the SEC) and to keep such registration statement effective at all times until the time that no holder owns any Unregistered Shares, Pre-Funded Warrant Shares, or Class J Warrant Shares

Placement Agency Agreement

In connection with the Offerings, the Company also entered into a placement agency agreement, dated June 9, 2026 (the “Placement Agency Agreement”), with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 8.0%, and a management fee equal to 0.75%, of the aggregate gross proceeds of the Offerings, and reimbursed the Placement Agent for certain expenses and legal fees. The Company also agreed to issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase 306,494 shares of Common Stock (the “Placement Agent Warrant Shares”), which is equal to 6.0% of the aggregate number of shares of Common Stock, including Pre-Funded Warrant Shares issuable upon exercise of such Pre-Funded Warrants, issued in the Offerings. The Placement Agent Warrants will have substantially the same terms as the Class J Warrants being offered in the concurrent private placement, except that the Placement Agent Warrants will have an exercise price of $0.6486 and expire five years from the commencement of the sales pursuant to the Offerings. In addition, the Placement Agent Warrants provide for piggyback registration rights upon request, in certain cases. The Placement Agency Agreement also includes customary indemnification and contribution provisions in favor of the Placement Agent.

The foregoing descriptions of the Purchase Agreement, Class J Warrants, Pre-Funded Warrants, Placement Agency Agreement, and Placement Agent Warrants are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 4.1, 4.2, 10.2, and 4.3 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

A copy of the legal opinion and consent of Thompson Hine LLP relating to the Shares is attached hereto as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Unregistered Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Class J Warrants, Class J Warrant Shares, Placement Agent Warrants, and Placement Agent Warrant Shares is incorporated herein by reference.

The Unregistered Shares, Pre-Funded Warrants, Class J Warrants, and the Placement Agent Warrants will be issued in a private placement pursuant to the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof as transactions not involving a public offering and/or Rule 506 promulgated thereunder as sales to accredited investors. The Unregistered Shares, Pre-Funded Warrant Shares, Class J Warrant Shares, and Placement Agent Warrant Shares have not been registered under the Securities Act and will be issued, if at all, pursuant to the same exemption.

Item 8.01 Other Events.

On June 9, 2026, the Company issued a press release announcing the pricing of the Offerings. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Class J Common Warrant.
4.2	Form of Pre-Funded Warrant.
4.3	Form of Placement Agent Warrant.
5.1	Opinion of Thompson Hine LLP, dated June 10, 2026
10.1	Securities Purchase Agreement, dated June 9, 2026.
10.2	Placement Agency Agreement, dated June 9, 2026.
23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1 above).
99.1	Press Release, dated June 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2026	AIM ImmunoTech Inc.

/s/ Thomas K. Equels
Thomas K. Equels
Chief Executive Officer